PROXY
                           LASER VISION CENTERS, INC.
                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141

      For the Special Meeting of Shareholders to be held ____________, 2002

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

           The undersigned shareholder(s) of LASER VISION CENTERS, INC. does hereby nominate, constitute and appoint John J. Klobnak and Robert W. May, or each of them (with full power to act alone), true and lawful proxies and attorneys-in-fact, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the shares of common stock, $0.01 par value, of LaserVision standing in the name of the undersigned on its books at the close of business on ______________, 2001 at the Special Meeting of Shareholders to be held at_________________________, on ______, 2002, at _____, Central Standard Time, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, as follows:

1. To consider and vote upon a proposal to approve the acquisition of LaserVision by TLC Laser Eye Centers Inc. ("TLC") in accordance with the agreement and plan of merger, dated as of August 25, 2001, by and among LaserVision, TLC and a wholly owned subsidiary of TLC, and the transactions contemplated by that agreement. Under the terms of the merger agreement, a subsidiary of TLC will merge with and into LaserVision and LaserVision will become a wholly owned subsidiary of TLC upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying joint proxy statement/prospectus.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

2. To transact such other business that may properly come before the special meeting or any adjournments or postponements of the special meeting.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

3. To authorize the Board of Directors to adjourn the special meeting to permit further solicitation of proxies, if necessary.

                   |_| FOR            |_| AGAINST           |_| ABSTAIN

    The Board of Directors recommends a vote "FOR" approval of the agreement and plan of merger and the transactions contemplated thereby.

      The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that the proxies and attorneys-in-fact, or each of them, appointed hereunder may lawfully do by virtue hereof. Said proxies and attorneys-in-fact, without limiting their general authority, are specifically authorized to vote in accordance with their best judgment with respect to all matters incident to the conduct of the special meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given herein, this proxy will be voted "FOR" each of the proposals listed above.

 PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY SO THAT IT IS RECEIVED
              BY ______________, 2002 USING THE ENVELOPE PROVIDED.

Check appropriate box and
indicate changes below:

Address Change? |_|     Name Change? |_|

                                              _________________________________
                                             |                                 |
                                             |                                 |
___________________________________          |_________________________________|
Name of Shareholder                              Signature(s) in Box
(Please print clearly)

___________________________________           _________________________________|
Number of Shares                              Date

Please sign this proxy card exactly as your shares are registered. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one person holds the power to vote the same shares, any one of them may sign this proxy card. If the shareholder is a corporation, this proxy card must be signed by a duly authorized officer of the shareholder. By signing this proxy card, you acknowledge receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus (with all enclosures and
attachments), dated          , 2001, relating to the special meeting.


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